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                                 EXHIBIT 23 (a)


Consent of KPMG Peat Marwick to incorporate their opinion into various registration statements for benefit plans and dividend reinvestment plan.
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                                                                Exhibit 23(a)




                             Accountants' Consent



The Board of Directors
Grenada Sunburst System Corporation:

We consent to incorporation by reference in the registration statements (No. 33-27814) on Form S-3 (Nos. 33-23306, 33-35928, 33-53454 and 2-87392) on Form
S-8 of Union Planters Corporation of our report dated January 28, 1994, to the consolidated balance sheets of Grenada Sunburst System Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1993 which report appears in the Current Report on Form 8-K dated July 26, 1994, of Union Planters Corporation.



                                                /s/ KPMG PEAT MARWICK

Memphis, Tennessee
July 26, 1994